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                                                                    Exhibit 99.j

                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Post-Effective Amendment number 24 to the Registration Statement on Form N-1A ("Registration Statement") of our report dated February 16, 2000, relating to the financial statements and financial highlights which appear in the December 31, 1999 Annual Report to Shareholders of the SunAmerica Money Market Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Accountants and Legal Counsel" and "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
April 25, 2000